EXHIBIT 32.2

CERTIFICATE OF THE CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Solely for the purposes of complying with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, the undersigned Chief Financial Officer of Auriga Laboratories, Inc. (the “Company”), hereby certify that, to the best of my knowledge, the Quarterly Report on Form 10-QSB of the Company for the quarter ended September 30, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Frank R. Greico
Frank R. Greico
Chief Financial Officer

November 9, 2007

A signed original of this written statement required by Section 906 has been provided to Auriga Laboratories, Inc. and will be retained by Auriga Laboratories, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.